Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-196609) of Blue Capital Reinsurance Holdings Ltd. of our report dated March 11, 2015 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers Ltd.

Hamilton, Bermuda

March 11, 2015